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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): May 27, 2003


                         AMERICAN FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


       1-13653                                             31-1544320
(Commission File Number)                       (IRS Employer Identification No.)


                             ONE EAST FOURTH STREET
                             CINCINNATI, OHIO 45202
          (Address of principal executive offices including Zip Code)

       Registrant's telephone number, including area code: (513) 579-2121


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ITEM 5. OTHER EVENTS.

     Please see the press release attached hereto as Exhibit 99.1. In the release, the Company presented a revised "core earnings" expectation. The core earnings concept is used to assist investors in analyzing the trend of operating results. The Company's core earnings may differ from GAAP net earnings, as has been the case in recent periods, in that its core earnings exclude realized investment gains and losses, certain special tax benefits, results of operations of non-insurance investee companies, the cumulative effect of accounting changes and certain other unusual items (such as litigation settlements) because they are unpredictable and not necessarily indicative of current operating fundamentals. The core earnings projection is not accompanied in the release by "comparable" GAAP net earnings because the items needed to reconcile from core earnings to GAAP net earnings are not reasonably estimable.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial statements of business acquired. Not applicable.

     (b) Pro forma financial information. Not applicable.

     (c) Exhibits.

Exhibit No.      Description
-----------      ----------------------------------------------------

99.1 Press release, dated as of May 27, 2003, relating to American Financial Group, Inc.'s announcement of the effect of a recent arbitration decision.


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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registration has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        AMERICAN FINANCIAL GROUP, INC.


Dated: May 27, 2003                     By: /s/ James C. Kennedy
                                            ------------------------------------
                                            James C. Kennedy
                                            Vice President


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                               INDEX TO EXHIBITS

99.1 Press release, dated as of May 27, 2003, relating to American Financial Group, Inc.'s announcement of the effect of a recent arbitration decision.